Exhibit 10.3
STANDARD BIOTOOLS INC. 2011 EQUITY INCENTIVE PLAN
PERFORMANCE UNIT AWARD AGREEMENT
(U.S. participants)

Unless otherwise defined in this Performance Unit Award Agreement, including the Terms and Conditions of Performance Unit Grant attached hereto as Exhibit A (collectively, the “Award Agreement”), all capitalized terms have the meanings given to them in the Standard BioTools Inc. 2011 Equity Incentive Plan (the “Plan”).

PART I

NOTICE OF PERFORMANCE UNIT GRANT

Participant Name:

You have been granted the right to receive an Award of Performance Units, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Date of Grant:

Baseline Number
of Performance Units:
Performance Period: Fiscal Year [XXXX]

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth in the appendix accompanying this Award Agreement (the “Appendix”), the Performance Units will vest only if and to the extent the performance condition described in the Appendix is achieved. Vesting in all instances is subject to Participant’s continuous status as a Service Provider through the earlier of
(i) the Certification Date (as defined in the Appendix) and (ii) the effective date of a Change in Control. In the event Participant ceases to be a Service Provider for any or no reason before such earlier date, the Performance Units and Participant’s right to acquire any Shares hereunder will immediately terminate.

By accepting this Award, Participant expressly consents to the sale of Shares (or the withholding of Shares in the case of Section 16 Officers (as defined in Exhibit A)) to cover the Tax Withholding Obligations (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than the method set forth in Section 7 of the Terms and Conditions of Performance Unit Grant, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

U.S. 062923

Exhibit 10.3
Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement.

By Participant’s signature and the signature of the Standard BioTools Inc. representative below, Participant and the Company agree that this Award of Performance Units is granted under and governed by the terms and conditions of the Plan and this Award Agreement.

PARTICIPANT:    STANDARD BIOTOOLS INC. CORPORATION:

             Participant’s Name        By:

Electronic Signature

Acceptance Date

Attachments:
Exhibit A – Terms and Conditions of Performance Unit Grant Appendix – Vesting Conditions

Exhibit 10.3
EXHIBIT A

TERMS AND CONDITIONS OF PERFORMANCE UNIT GRANT (FOR PARTICIPANTS IN THE U.S.)

1.Grant. The Company hereby grants to the individual named in the Notice of Performance Unit Grant attached as Part I of this Award Agreement (the “Participant”) an Award of Performance Units, subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 18 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.

2.Company’s Obligation to Pay. Each Performance Unit represents the right to receive a Share on the date it vests. Unless and until the Performance Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Shares. Prior to actual payment of any vested Performance Units, such Performance Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Any Performance Units that vest in accordance with Sections 3 or 4 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole Shares, subject to satisfaction of any applicable tax obligations as set forth in Section 7. Subject to the provisions of Section 4, such vested Performance Units will be paid in Shares as soon as practicable after vesting, but in each such case within the period ending no later than the date that is two and one-half (2½) months from the end of the Company’s tax year that includes the vesting date.

3.Vesting Schedule. Except as provided in Section 4, and subject to Section 5, the Performance Units awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Performance Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

4.Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Performance Units at any time, subject to the terms of the Plan. If so accelerated, such Performance Units will be considered as having vested as of the date specified by the Administrator.

Notwithstanding anything in the Plan or this Award Agreement to the contrary, if the vesting of the balance, or some lesser portion of the balance, of the Performance Units is accelerated in connection with Participant’s termination as a Service Provider (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to death, and if (x) Participant is a “specified employee” within the meaning of Section 409A at the time of such termination as a Service Provider and (y) the payment of such accelerated Performance Units will result in the imposition of additional tax under Section 409A if paid to Participant on or within the six (6) month period following Participant’s termination as a Service Provider, then the payment of such accelerated Performance Units will not be made until the date six (6) months and one (1) day following the date of Participant’s termination as a Service Provider, unless the Participant dies following his or her termination as a Service Provider, in which case, the Performance Units will be paid

Exhibit 10.3
in Shares to the Participant’s estate as soon as practicable following his or her death. It is the intent of this Award Agreement to comply with the requirements of Section 409A so that none of the Performance Units provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. For purposes of this Award Agreement, “Section 409A” means Section 409A of the Code, and any proposed, temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder, as each may be amended from time to time.

5.Forfeiture upon Termination of Status as a Service Provider. Notwithstanding any contrary provision of this Award Agreement, the balance of the Performance Units that have not vested as of the time of Participant’s termination as a Service Provider for any or no reason and Participant’s right to acquire any Shares hereunder will immediately terminate.

6.Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and
(b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.Tax Withholding.

(a)Default Method of Tax Withholding for Non-Section 16 Officer. If Participant is not a Section 16 Officer (as defined in subsection (b) below), the minimum federal, state, and local and foreign income, social insurance, payroll, employment and any other applicable taxes which the Company determines must be withheld with respect to this Award (“Tax Withholding Obligation”) with respect to this Award will be satisfied by Shares being sold on Participant’s behalf at the prevailing market price pursuant to such procedures as the Company may specify from time to time, including through a broker- assisted arrangement (it being understood that the Shares to be sold must have vested pursuant to the terms of this Agreement and the Plan). The proceeds from the sale will be used to satisfy Participant’s Tax Withholding Obligation (and any associated broker or other fees) arising with respect to this Award. Only whole Shares will be sold to satisfy any Tax Withholding Obligation. Any proceeds from the sale of Shares in excess of the Tax Withholding Obligation (and any associated broker or other fees) will be paid to Participant in accordance with procedures the Company may specify from time to time. By accepting this Award, Participant expressly consents to the sale of Shares to cover the Tax Withholding Obligations (and any associated broker or other fees) and agrees and acknowledges that Participant may not satisfy them by any means other than such sale of Shares, unless required to do so by the Administrator or pursuant to the Administrator’s express written consent.

(b)Default Method of Tax Withholding for Section 16 Officer. In the event Participant is an employee of the Company or its Parent or Subsidiary who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (a “Section 16 Officer”), the Tax Withholding Obligation will be satisfied by the Company (or the employing or retaining Parent or Subsidiary) withholding from the number of Shares otherwise deliverable under this Award of Performance Units a number of Shares sufficient to pay such Tax Withholding Obligation; provided, however, that the Shares to be withheld must have vested pursuant to the terms of this Award Agreement and the Plan. No fractional Shares will be retained to satisfy any portion of the Tax Withholding Obligation. Accordingly, if any withholding is

Exhibit 10.3
done through the withholding of Shares, Participant will pay to the Company (or the employing or retaining Parent or Subsidiary) an amount in cash sufficient to satisfy the remaining Tax Withholding Obligation due and payable as a result of the Company not retaining fractional Shares. Should the Company be unable to procure such cash amounts from Participant, Participant agrees and acknowledges that Participant is giving the Company (or the employing or retaining Parent or Subsidiary) permission to withhold from Participant’s paycheck(s) an amount equal to the remaining Tax Withholding Obligation due and payable as a result of the Company not retaining fractional Shares.

(c)Administrator Discretion. If the Administrator determines that Participant cannot satisfy Participant’s Tax Withholding Obligation through the default procedure described in clauses (a) or (b), as applicable, it may permit Participant to satisfy Participant’s Tax Withholding Obligation by
(A) delivering to the Company Shares that Participant owns and that have vested with a Fair Market Value equal to the amount required to be withheld, (B) electing to have the Company withhold otherwise deliverable Shares having a value equal to the minimum amount statutorily required to be withheld, (C) payment by Participant in cash, or (D) such other means as the Administrator deems appropriate.

(d)Company’s Obligation to Deliver Shares. For clarification purposes, in no event will the Company issue Participant any Shares unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Tax Withholding Obligation. If Participant fails to do so by the time they become due, Participant will permanently forfeit Participant’s Performance Units to which Participant’s Tax Withholding Obligation relates, as well as any right to receive Shares otherwise issuable pursuant to those Performance Units.

8.Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

9.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE PERFORMANCE UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF PERFORMANCE UNITS OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Standard BioTools Inc., Two Tower Place, Suite 2000,

Exhibit 10.3
South San Francisco, CA 94080, or at such other address as the Company may hereafter designate in writing.

11.Grant is Not Transferable. Except to the limited extent provided in Section 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

12.Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

13.Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the payment of any Shares will violate federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

14.Plan Governs. This Award Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan.

15.Administrator Authority. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Performance Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Performance Units awarded under the Plan or future Performance Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Exhibit 10.3
17.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

18.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

19.Modifications to the Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Performance Units.

20.Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Performance Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21.Governing Law. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Performance Units or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award of Performance Units is made and/or to be performed.
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Exhibit 10.3
APPENDIX VESTING CONDITIONS
1. Award with Grant Date Target Value of $[XXXX.XX]. Performance Stock Unit Award (“Award”) to [NAME] for [XXXX] performance stock units (“Units”), representing the right to receive the same number of shares of common stock of Standard BioTools Inc. (the “Company”), subject to the terms and conditions set forth below, the Grant Agreement and the Plan (as defined below).

2. Performance Measuring Period and Vesting.
Except as provided under Change in Control below, the actual number of Performance Units that will become eligible to vest (if any) will be determined based on the achievement of the Performance Conditions on the earlier of (a) the date on which the Company files its Form 10-K for the year ended December 31, [XXXX] and (b) March 31, [XXXX] (such date, the “Vesting Date”). If the EBITDA Performance Condition (as defined below) is met for FY[XXXX], 60% of the Units shall vest on the Vesting Date. If the Revenue Performance Condition (as defined below) is met for FY[XXXX], 40% Units shall vest on the Vesting Date. If neither Performance Condition is fully met, none of the Units shall vest. Any unvested Units shall expire at 11:59 pm on the Vesting Date. Any vested Units shall be settled by the Company within four days of the Vesting Date, at which point the Company shall issue [NAME] one share of the Company’s common stock for each such vested Unit.

3. Definitions.
(a) “Committee” means the Compensation Committee of the Board of Directors of the Company.
(b) “EBITDA” mean the Company’s consolidated earnings, before interest (income or expense), taxes, depreciation, and amortization for FY[XXXX], each calculated in accordance with U.S. GAAP and as set forth in the Company’s consolidated audited financial statements, taking into account any adjustment pursuant to Section 4 below.
(c) “EBITDA Performance Condition” means EBITDA of $[XXXX] for FY[XXXX].
(d) “Performance Conditions” means the EBITDA Performance Condition together with the Revenue Performance Condition.
(e) “Plan” the Company’s 2011 Equity Incentive Plan, as amended.
(f) “Revenue” means the Company’s consolidated revenue for FY[XXXX] calculated in accordance with U.S. GAAP and as set forth in the Company’s consolidated audited financial statements, taking into account any adjustment pursuant to Section 4 below.
(g) “Revenue Performance Condition” means Revenue of $[XXXX] for FY[XXXX].

4. Permitted Adjustment. EBITDA and Revenue shall each be subject to equitable adjustment as the Committee deems appropriate in its sole discretion on account of any merger or acquisition of a company or business by the Company in FY[XXXX].
5. Final Determination. The Committee shall be responsible for determining in good faith whether the Performance Conditions set forth herein have been achieved.

6. ClawBack. Following the vesting and settlement (if any) of the Units, any vested Units or shares of the Company’s common stock held by [NAME]as a result of vesting of the Units shall be subject to clawback by the Committee required pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, or rule or regulation of the U.S. Securities and Exchange Commission, as well as any implementing regulations or listing standards, as interpreted by the Committee in its sole discretion.

Appendix - 1

Exhibit 10.3
7. Holding Period. Following settlement of the Units, any shares of Company common stock held by [NAME] as a result of vesting of the Units shall be subject to a three-year holding period which shall commence on the Vesting Date and terminate on the three-year anniversary of the Vesting Date, subject to the terms and conditions set forth above and the Grant Agreement and the Plan.

8. Change in Control. Notwithstanding the foregoing, if there is a Change in Control before the end of the Performance Period and Participant continues to be a Service Provider through the date of such Change in Control, then (i) the Performance Period will be shortened such that it ends on the date of the closing of the Change in Control, (ii) the Applicable Percentage will be the greater of (I) the Applicable Percentage otherwise calculated under the method set forth above based on the shortened Performance Period or (II) 100%, and (iii) Participant will vest in 100% of the Eligible Performance Units immediately prior to the closing of the Change in Control.
Appendix - 2